John Hancock Funds, LLC 601 Congress Street Boston, MA 02210-2805

June 22, 2017

To the Trustees of
John Hancock Funds
601 Congress Street
Boston, MA 02210

Re:	Rule 12b-1 Fee Waiver Letter Agreement

With reference to each of the Distribution Plans entered into by and between John Hancock Funds, LLC (the “Distributor”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Distributor agrees to contractually waive and limit its Rule 12b-1 distribution fees and/or service fees to the extent necessary to achieve the aggregate Rule 12b-1 distribution and service fees of each Fund as set forth in Appendix B hereto. The expense waiver agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Distributor based upon a determination that this is appropriate under the circumstances at that time.

2. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Sincerely,

JOHN HANCOCK FUNDS, LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	/s/ Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST
John Hancock ESG Core Bond Fund
John Hancock Global Conservative Absolute Return Fund
John Hancock Global Short Duration Credit Fund
John Hancock Government Income Fund
John Hancock High Yield Fund
John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND
John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES
John Hancock Classic Value Fund
John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST
John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST
John Hancock Balanced Fund
John Hancock Disciplined Value International Fund
John Hancock Emerging Markets Equity Fund
John Hancock Enduring Assets Fund
John Hancock ESG All Cap Core Fund
John Hancock ESG International Equity Fund
John Hancock ESG Large Cap Core Fund
John Hancock Fundamental Large Cap Core Fund
John Hancock Global Focused Strategies Fund
John Hancock Seaport Fund
John Hancock Small Cap Core Fund
John Hancock Value Equity Fund

JOHN HANCOCK INVESTMENT TRUST II
John Hancock Financial Industries Fund
John Hancock Regional Bank Fund

JOHN HANCOCK INVESTMENT TRUST III
John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST
John Hancock High Yield Municipal Bond Fund
John Hancock Tax-Free Bond Fund

JOHN HANCOCK SOVEREIGN BOND FUND
John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES
John Hancock Income Fund

A-1

APPENDIX B

Fund	Class	Class	Class	Class	Expiration Date of
	A	B	C	R4	Waiver/Limit
Balanced Fund	N/A	N/A	N/A	0.15%	2/28/2018
Classic Value Fund	N/A	N/A	N/A	0.15%	2/28/2018
Disciplined Value International Fund	N/A	N/A	N/A	0.15%	2/28/2018
Emerging Markets Equity Fund	N/A	N/A	N/A	0.15%	2/28/2018
Fundamental Large Cap Core Fund	N/A	N/A	N/A	0.15%	2/28/2018
Bond Fund	N/A	N/A	N/A	0.15%	9/30/2018[1]
California Tax-Free Income Fund	N/A	0.90%	0.90%	N/A	9/30/2018[2]
High Yield Municipal Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2018[3]
Income Fund	N/A	N/A	N/A	0.15%	9/30/2018[1]
Investment Grade Bond Fund	N/A	N/A	N/A	0.15%	9/30/2018[1]
Tax-Free Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2018[3]
Money Market Fund	0.00%	0.00%	0.00%	N/A	7/31/2018[4]
____________________

1 At the June 20 – 22, 2017 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the waiver and limit of the Rule 12b-1 distribution fees and/or services fees for Class R4 shares of Bond Fund, Income Fund, and Investment Grade Bond Fund to September 30, 2018, each effective upon the current expiration date of September 30, 2017.

2 At the June 20-22, 2017 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the waiver and limit of the Rule 12b-1 distribution fees and /or services fees for Class B and Class C shares of California Tax-Free Income Fund through September 30, 2018, effective upon the current expiration date of September 30, 2017.

3 At the June 20-22, 2017 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the waiver and limit of the Rule 12b-1 distribution fees and /or services fees for Class A, Class B, and Class C shares of High Yield Municipal Bond Fund and Tax-Free Bond Fund through September 30, 2018, each effective upon the current expiration date of September 30, 2017.

4 At the June 20-22, 2017 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the expiration of the prior waiver and limit of the Rule 12b-1 distribution fees and/or service fees for Class A shares, and to waive all 12b-1 fees for Class A, Class B, and Class C shares for the Money Market Fund through July 31, 2018, effective upon the expiration date of the prior Class A waiver (July 31, 2017).

B-1